Exhibit 32

Certification Pursuant to Rule 13a-14(b) under the
Securities Exchange Act of 1934 and 18 U.S.C. 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CT Communications, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the quarter ended June 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael R. Coltrane
Michael R. Coltrane
Chief Executive Officer April 27, 2005

/s/ James E. Hausman
James E. Hausman
Chief Financial Officer April 27, 2005

A signed original of this written statement required by Section 906 has been provided to CT Communications, Inc. and will be retained by CT Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.